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                                                                    EXHIBIT 99.1

                         [FORM OF FRONT OF PROXY CARD]
                              E-TEK DYNAMICS, INC.
                  1865 LUNDY AVENUE SAN JOSE, CALIFORNIA 95131
             SPECIAL MEETING OF STOCKHOLDERS --  __________ , 2000
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, revoking all prior proxies, hereby appoints Michael J. Fitzpatrick and Sanjay Subhedar as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the Special Meeting of Stockholders of E-TEK Dynamics, Inc. at E-TEK's headquarters at 1865 Lundy Avenue, San Jose, California 95131, on ________ , ____________ , 2000, at 8:00
a.m. PST, and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgement on any matters which may properly come before the Special Meeting, all as indicated in the Notice of Special Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES ON PROPOSAL 2.

     PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                          [FORM OF BACK OF PROXY CARD]

Dear Stockholder:

     Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. Your vote must be received prior to the Special Meeting of Stockholders, to be held on ________ , ____________ , 2000. Thank you in advance for your prompt consideration of these matters.

Sincerely,
E-TEK Dynamics, Inc.

The Board of Directors recommends a vote FOR the proposal outlined below.

1. To adopt the Agreement and Plan of Reorganization and Merger, dated as of January 17, 1999, by and among JDS Uniphase Corporation, Rainbow Acquisition, Inc., a wholly owned

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   subsidiary of JDS Uniphase, and E-TEK Dynamics, Inc. Adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

[ ] FOR     [ ] AGAINST     [ ] ABSTAIN

2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournment(s)thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

     Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the stockholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

Signature  ________________________ Date  ________________

Signature  ________________________ Date  ________________

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